Exhibit 10.7

CONTRIBUTION AGREEMENT

KNOW ALL MEN BY THESE PRESENTS: That, for value received as indicated herein, JOHN J. BARRY III and JOHN J. BARRY IV ("Transferors"), have granted, conveyed, assigned, transferred, and set over to BONDS.COM HOLDINGS, INC., a Delaware Coporation ("Transferee"), all of their right, title, and interest in that asset of Transferors (the "Transferred Asset") more particularly described as the domain name “BONDS.COM” and all associated trademark rights, which they currently hold as tenants in common, as to an undivided one-half interest each.

The parties hereto hereby agree that the Trademark and Domain License Agreement dated May 5, 2006 (the “License Agreement”) between Yonders Wall Investment Company LLC, a Florida Limited Liability Company, and Transferee is hereby terminated and of no further force or effect and each party hereby acknowledges and agrees that neither party has any continuing obligations or liabilities there under. For the avoidance of doubt, Yonders Wall Investment Company, LLC hereby releases and discharges any further payment obligations of the Transferee with respect to license payments due under the License Agreement prior to the termination thereof hereunder.

From and after the date hereof, Transferor shall duly and promptly perform such further acts and duly execute, acknowledge, and deliver all such further deeds, assignments, transfers on the domain name registry, conveyances, powers of attorney, and assurances as may be reasonably required to convey to and vest in Transferees and protect Transferees’ right, title, and interest in and the enjoyment of the Transferred Asset intended to be assigned, transferred, and conveyed pursuant to this Contribution Agreement and as may be appropriate otherwise to carry out the transactions contemplated by this Contribution Agreement, including without limitation changing the name of the official registrant of the Domain Name with the Internet Corporation for Assigned Names and Numbers (ICANN).

The Transferor represents and warrants that the properties, rights, and assets of Transferors transferred, sold, assigned, and conveyed to Transferee hereby are: (i) free and clear of all mortgages, liens, claims, conditional sales agreements, charges, encumbrances, and restrictions of every kind and nature and (ii) the Transferors hold all right, title and interest to the Transferred Asset.

In exchange for the contribution of the Transferred Asset, the Transferee is issuing and delivering to the Transferors 6,710,130 shares of Common Stock, which the parties hereby acknowledge and agree has an aggregate fair market value of $4,000,000 ($3.31 per share). The parties also acknowledge and agree that this Contribution of Assets is being made pursuant to an election by the Transferee pursuant to Section 8 of the License Agreement to purchase the Transferred Assets.

Each Party hereto represents and warrants to the other parties, that: (i) such party has the authority to enter into this agreement and consummate the transactions contemplated herein, (ii) the transactions contemplated herein do not conflict with any agreement, commitment or obligation of such party.

Transferors will warrant and defend the sale of the Transferred Assets against all and every person or persons whomsoever claiming or to claim against any or all of the same.

Transferee acknowledges that it has had an opportunity to review and examine the Transferred Asset and accepts the Transferred Asset as is, without any representations or warranties regarding condition or quality or fitness for a particular purpose or use.

This instrument and the covenants and agreements herein set forth shall inure to the benefit of Transferee and its successors and assigns and shall be binding upon Transferors and their successors and assigns.

Transferors and Transferee agree and intend that the contribution of the Transferred Asset is to be a nontaxable transfer of assets, solely in exchange for stock of the Transferee, and Transferors hereby warrant and represent that they currently hold, and will continue to hold, over 80% of the outstanding shares and over 80% of the voting power of the Transferee (constituting control for purposes of section 351 of the Internal Revenue Code of 1986, as amended) after the contribution of the Transferred Asset, that Transferors do not intend to sell the stock received in exchange for the Transferred Asset, and that to the best of their knowledge, the contribution of the Transferred Asset will qualify for nonrecognition treatment under such section 351.

IN WITNESS WHEREOF, Transferors have executed this Contribution Agreement and delivered same to Transferee, effective as of the 6th day of September, 2007.

Transferors

/s/ John J. Barry III
JOHN J. BARRY III, individually

/s/ John J. Barry IV JOHN J. BARRY IV, individually

Transferee
BONDS.COM HOLDINGS, INC.
By:	/s/ John J. Barry IV John J. Barry IV, CEO and President
Print Name and Officer Position

With regard only to the Second Paragraph of the above, acknowledged and agreed by:

YONDERS WALL INVESTMENT COMPANY, LLC

By: /s/ John J. Barry III

John J. Barry III, as President and as Member

By: /s/ John J. Barry IV

John J. Barry IV, as Member